UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10924 (Commission File Number)	75-2396863 (IRS Employer Identification No.)

6 Desta Drive, Suite 6500

Midland, Texas  79705-5510

 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 7, 2005, the Company issued a news release to revise its previously reported costs estimate related to the formation of a joint venture to acquire 12 new drilling rigs.  The total acquisition cost of the rigs is now expected to be approximately $75 million.  A copy of the news release is being furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibit is provided as part of the information furnished under Item 8.01 of this report.

(c)                                  Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	News Release dated November 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

November 9, 2005	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and Chief Operating Officer

November 9, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer